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                                                                    EXHIBIT 99.2


Friday February 27, 7:10 pm Eastern Time

Company Press Release

SOURCE: Aspect Telecommunications Corporation

Aspect Telecommunications Announces Settlement of Patent Dispute With Lucent Technologies

Cross-license Agreement Terminates Litigation

SAN JOSE, Calif., Feb. 27 /PRNewswire/ -- Aspect Telecommunications Corporation (Nasdaq: ASPT) announced today that the company has entered into a patent cross-license agreement ending a year-long patent infringement dispute with Lucent Technologies, Inc. (NYSE: LU) Under the agreement, Aspect will pay Lucent a one-time fee and, in addition, will pay future royalties that are not expected to be material to Aspect's results from operations. In connection with this settlement, Aspect has recorded a non-recurring charge of $14 million (approximately 17 cents per diluted share), which is reflected in the attached financial statements for the quarter and year ended December 31, 1997. Except for this charge related to the settlement with Lucent, which is a material subsequent event affecting the 1997 consolidated financial statements, the attached financial information for Aspect Telecommunications is unchanged from that reported on January 15, 1998.

Commenting on the agreement, Mark J. Meltzer, vice president and general counsel for Aspect noted, "Resolving this dispute provides long-term benefit to Aspect's shareholders and customers. We are pleased to have reached an agreement with Lucent that provides patent peace and avoids protracted, expensive litigation."

Aspect Telecommunications

Founded in 1985, Aspect Telecommunications is a global provider of comprehensive business solutions for mission-critical call centers. Aspect products include automatic call distributors, computer-telephony integration solutions, interactive response systems, call center management information and reporting tools, and call center planning and forecasting packages. Aspect also provides services vital to call center environments, including business applications consulting, systems integration and training. Corporate headquarters are located in San Jose, California. For additional information, visit Aspect on the World Wide Web at http://www.aspect.com.

Aspect and the Aspect logo are trademarks or registered trademarks of Aspect Telecommunications Corporation in the United States and/or other countries. All other product or service names mentioned in this document may be trademarks of the companies with which they are associated.



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                      ASPECT TELECOMMUNICATIONS CORPORATION
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)

                                 Three Months Ended                   Twelve Months Ended
                                     December 31,                         December 31,
                              -----------------------       --------------------------------------
                               (unaudited)(unaudited)                      Pro Forma (a)
                                                                            (unaudited)
                                1997           1996           1997           1997           1996
                              --------       --------       --------       --------       --------
Net revenues:
 Product                      $ 74,429       $ 64,967       $276,471       $276,471       $230,539
 Customer support               31,861         23,582        114,171        114,171         78,164
                              --------       --------       --------       --------       --------
Total net revenues             106,290         88,549        390,642        390,642        308,703
Cost of revenues:
 Cost of product
    revenues                    24,314         22,527         89,529         89,529         77,374
 Cost of customer
    support revenues            21,094         16,936         79,444         79,444         56,548
                              --------       --------       --------       --------       --------
Total cost of revenues          45,408         39,463        168,973        168,973        133,922
                              --------       --------       --------       --------       --------
Gross margin                    60,882         49,086        221,669        221,669        174,781

Operating expenses:
 Research and
    development                 11,759          9,990         45,723         45,723         34,585
 Selling, general
    and administrative          29,224         23,596        104,431        104,431         82,478
 Purchased in-process
    technology                    --             --            4,910           --             --
 Intellectual property
    settlement                  14,000           --           14,000           --             --
                              --------       --------       --------       --------       --------
Total operating
    expenses                    54,983         33,586        169,064        150,154        117,063
                              --------       --------       --------       --------       --------

Income from operations           5,899         15,500         52,605         71,515         57,718
Interest and other
    income, net                  1,207          1,077          7,673          5,603          2,110
                              --------       --------       --------       --------       --------
Income before income
    taxes                        7,106         16,577         60,278         77,118         59,828
Provision for income
    taxes                        2,735          6,133         25,096         29,689         22,195
                              --------       --------       --------       --------       --------

Net income                    $  4,371       $ 10,444       $ 35,182       $ 47,429       $ 37,633
                              ========       ========       ========       ========       ========


Basic earnings per
    share                     $   0.09       $   0.22       $   0.71       $   0.96       $   0.86



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
Weighted average
    shares outstanding          49,801         47,737         49,302         49,302         43,917

Diluted earnings
    per share                 $   0.08       $   0.20       $   0.67       $   0.91       $   0.75
Weighted average
    shares outstanding-
    assuming dilution           52,549         52,540         52,307         52,307         52,163

        (a) Excludes non-recurring items in 1997 of a $2.1 million gain on appreciated equity securities in Q2'97, a $4.9 million charge for purchased in-process technology in Q3'97, and a $14.0 million charge for an intellectual property settlement in Q4'97.

                      ASPECT TELECOMMUNICATIONS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                 December 31, 1997     December 31, 1996
                                                 -----------------     -----------------
    Assets
    Current assets:
      Cash, cash equivalents
        and short-term investments                $       146,216       $       115,797
      Accounts receivable, net                             86,896                53,211
      Inventories                                          12,306                15,485
      Other current assets                                 20,413                14,731
                                                  ---------------       ---------------
      Total current assets                                265,831               199,224

Property and equipment, net                                58,704                51,348
Intangible assets, net                                     42,654                28,888
Other assets                                                3,154                 3,633
                                                  ---------------       ---------------
Total assets                                      $       370,343       $       283,093
                                                  ===============       ===============

Liabilities and shareholders' equity
 Current liabilities:
   Accounts payable                               $         9,401       $        10,027
   Notes payable-current portion                            6,399                  --
   Accrued intellectual property settlement                14,000                  --
   Other accrued liabilities                               50,591                29,637
   Customer deposits and deferred revenue                  15,626                19,481
                                                  ---------------       ---------------
      Total current liabilities                            96,017                59,145

Notes payable                                               6,531                 4,500
Shareholders' equity                                      267,795               219,448
                                                  ---------------       ---------------
Total liabilities and shareholders' equity        $       370,343       $       283,093
                                                  ===============       ===============



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